Registration No. 333-148355

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)		13-5658129 (I.R.S. Employer Identification Number)
1065 Avenue of the Americas New York, New York 10018
(Address of principal executive offices)

VOLT INFORMATION SCIENCES, INC. 2006 INCENTIVE STOCK PLAN

(Full title of the plan)

_______________
Sharon H. Stern, Esq.
Volt Information Sciences, Inc.
1065 Avenue of the Americas
New York, New York 10018
+1 (212) 704-2400

(Name, address and telephone number of agent for service)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-148355 (the “Registration Statement”), is being filed to deregister certain shares (the “Shares”) of Volt Information Sciences, Inc. (the “Company”) that were registered for issuance pursuant to the Volt Information Sciences, Inc. 2006 Incentive Stock Plan (the “Incentive Stock Plan”).  The Registration Statement, which was filed with the Securities and Exchange Commission on December 27, 2007, registered 1,500,000 Shares issuable pursuant to the Incentive Stock Plan to employees and non-employee directors of the Company and its subsidiaries.  In connection with the Company’s filing of a new registration statement on Form S-8 relating to shares that remain available for awards under the Incentive Stock Plan, the Registration Statement is hereby amended to deregister all Shares that were previously registered and that remain unissued under the Incentive Stock Plan.

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SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 13, 2015.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Ronald Kochman
Name:	Ronald Kochman
Title:	President and Chief Executive Officer

Note:  In reliance upon Rule 478 under the U.S. Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.